EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of GP Strategies Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint Scott N. Greenberg, Sharon Esposito-Mayer, and Kenneth L. Crawford, and each of them acting alone, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as officers and as Directors of the Corporation, a registration statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Common Stock, par value $0.01, of the Corporation and other securities pursuant to the GP Strategies Corporation 2011 Stock Incentive Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Scott N. Greenberg
Scott N. Greenberg	Chief Executive Officer (Principal Executive Officer and Director)	January 4, 2012

/s/ Sharon Esposito-Mayer
Sharon Esposito-Mayer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 4, 2012

/s/ Harvey P. Eisen
Harvey P. Eisen	Chairman of the Board of Directors	January 4, 2012

/s/ Daniel M. Friedberg
Daniel M. Friedberg	Director	January 4, 2012

/s/ Marshall S. Geller
Marshall S. Geller	Director	January 4, 2012

/s/ Sue W. Kelly
Sue W. Kelly	Director	January 4, 2012

/s/ Richard C. Pfenniger, Jr.
Richard C. Pfenniger, Jr.	Director	January 4, 2012

/s/ A. Marvin Strait
A. Marvin Strait	Director	January 4, 2012

/s/ Gene A. Washington
Gene A. Washington	Director	January 4, 2012